Exhibit 5.1

[Letterhead of Fried, Frank, Harris, Shriver & Jacobson LLP

(a partnership including professional corporations)]

April 17, 2012

MRC Global Inc.

2 Houston Center

909 Fannin, Suite 3100

Houston, Texas 77010

(877) 294-7574

RE:	Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as special counsel to MRC Global Inc., a Delaware corporation formerly known as McJ Holding Corporation and McJunkin Red Man Holding Corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 (together with any amendments thereto, the “Registration Statement”) filed under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (i) an aggregate of 2,929,679 shares of common stock of the Company, par value $0.01 (“Common Stock”), issuable upon the exercise of currently outstanding stock options that have been granted pursuant to the McJ Holding Corporation 2007 Stock Option Plan (the “Option Plan”) and (ii) an aggregate of 3,250,000 shares of Common Stock, which are available for issuance pursuant to the McJunkin Red Man Holding Corporation 2011 Omnibus Incentive Plan (the “Omnibus Plan”). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined the originals or certified, conformed or reproduction copies, of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Common Stock registered pursuant to the Registration Statement to be issued by the Company has been duly authorized and (when issued, delivered and paid for in accordance with the terms of the Stock Option Plan and the Omnibus Plan, as applicable) will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”) and the Constitution of the State of Delaware, in each case as currently in effect, and reported judicial decisions interpreting such provisions of the DGCL and the Constitution of the State of Delaware. The opinion expressed herein is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. We undertake no obligation to supplement this letter if any applicable laws change after the effectiveness of the Registration Statement or if we become aware of any facts that might change the opinion expressed herein after that date or for any other reason.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Fried, Frank, Harris, Shriver & Jacobson LLP

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP